UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  October 28, 2003

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                                  75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)


       Registrant's telephone number, including area code: (214) 234-4000

Item  12.  Results  of  Operations  and  Financial  Condition

On October 28, 2003, Pegasus Solutions, Inc. issued a press release announcing its unaudited financial results for the third quarter ended September 30, 2003. Attached to this current report on Form 8-K is a copy of the related press release dated October 28, 2003.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes on Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.


Exhibit  Number                    Description
---------------                    -----------
     99.1               Press  release  issued  October  28,  2003

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


October  28,  2003                                   /s/  SUSAN  K.  COLE
                                                     --------------------
                                                  Chief Financial Officer

             Exhibit 99.1     Press release issued October 28, 2003


     Contacts:
     Pegasus  Solutions
     Marcie  Hyder
     Press:  Cindy  Foor          214-234-4000


PEGASUS SOLUTIONS REPORTS SEQUENTIAL GROWTH IN THE THIRD QUARTER 2003 RESULTS IN LINE WITH PRIOR GUIDANCE
REPORTS  SOLID  OPERATING  CASH  FLOW  GENERATION  AND  IMPROVING  MARGINS

DALLAS, OCTOBER 28, 2003 - Pegasus Solutions, Inc. (Nasdaq: PEGS), a leading global provider of hotel reservations-related services and technology, today reported its financial results for the three months ended September 30, 2003. Results were in line with the company's previous guidance, and highlights from the quarter are below.

THIRD  QUARTER  FINANCIAL  HIGHLIGHTS
-------------------------------------
-     Revenues  -  $45.8  million  compared  to  $42.9  million  in  Q2  2003
-     GAAP net income - $0.15 per diluted share compared to breakeven in Q2 2003
-     Cash  earnings  -  $0.18  per  diluted  share compared to $0.07 in Q2 2003
-     EBITDA  -  $11.6  million,  or  25  percent  of revenues, compared to $4.3 million,  or  10  percent  of  revenues,  in  Q2  2003
- Adjusted EBITDA (excluding restructure and transition-related costs) - $11.9 million, or 26 percent of revenues, compared to $7.3 million, or 17 percent of revenues, in Q2 2003
- Cash flow from operating activities - $11.0 million compared to $4.1 million in Q2 2003
-     Cash  and  short-term  investments  at  September 30, 2003 - $94.6 million
-     Convertible  debt  issuance  -  $75  million  principal  amount

"I am pleased with our third quarter results, which indicate a return to typical seasonality in our business," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. "The recovery in our Utell representation service has been slower than we would like, primarily because the demand for transatlantic travel has not picked up."

Commenting on recent strategic initiatives, Davis said, "Post-integration, we have been very focused on customer satisfaction and are committed to providing quality solutions that meet our customer needs. In addition to strengthening customer relationships, we have begun other initiatives that are expected to improve our competitive position and expedite our time to market on new services. Furthermore, we expect these initiatives will continue to protect our margins and profitability."

On a GAAP basis, the company reported third quarter 2003 revenues of $45.8 million and net income per diluted share of $0.15. This compares to revenues of $49.2 million and net income per diluted share of $0.03 for the third quarter of 2002. Cash earnings for the third quarter 2003 were $0.18 per diluted share, compared to $0.22 per diluted share for the same period in 2002.

Third quarter 2003 EBITDA was $11.6 million, or 25 percent of revenues, compared to $13.2 million, or 27 percent of revenues, in the third quarter of 2002. Adjusted for restructure costs and transition related expenses, third quarter 2003 EBITDA was $11.9 million, or 26 percent of revenues.

SERVICE  LINE  REVIEW
---------------------
- Electronic Distribution service revenues increased to $8.3 million, up 20 percent on a year-over-year basis, primarily due to a 41 percent increase in Internet transactions. Pegasus added several new electronic distribution customers during the quarter, including suppliers such as hubX inc. and demand customers such as Extended Stay Network, SIRI, Inc. and Tournet.
- Despite continued pressure on average daily room rates, Financial Services revenues were $8.2 million, which was essentially flat compared to the third quarter of 2002. During the quarter, the company added hundreds of new travel agency locations to its commission processing service, including Carlson Wagonlit (France), and renewed and expanded its agreement with Orbitz. Also, on the supply side, Pegasus renewed commission processing agreements with Hilton Hotels Corporation and Grupo Posadas.
- Third quarter central reservation system (CRS) service revenues were $10.0 million, down 22 percent on a year-over-year basis, primarily due to the lost contract with Prime Hospitality. The company's RezView central reservation system was recently named the "World's Leading Hotel Reservation Service" for the second year in a row by World Travel Group, a prominent travel industry media firm.
- Property Systems revenues were $1.6 million in the third quarter 2003 compared to $1.7 million in the second quarter of 2003.
- Service revenues for the Utell representation service were $14.7 million in the third quarter, down 13 percent from the same quarter last year, primarily due to a reduction in the number of hotels in the Utell portfolio and the continued soft recovery in transatlantic travel. The company recently introduced a new Web portal as part of its representation service line. The portal, accessed through www.UtellAgent.com, gives travel agents the ability to monitor commission payments from Utell member properties worldwide. The global launch of this portal, set for next month at World Travel Market in London, is another example of the company's commitment to facilitating the timely payment of travel agent commissions.

OUTLOOK
-------
-     Q4  2003  revenues  estimated  to  range  from  $42 million to $44 million
- Q4 2003 cash earnings estimated to range from $0.14 to $0.16 per diluted share

"We have seen improvements in some of our service lines, but we have not experienced the significant increase in volume that the high end of our second half 2003 guidance reflected. In addition, we continue to have low visibility into bookings as a result of continued last minute booking trends," said Susan
K. Cole, executive vice president and chief financial officer of Pegasus Solutions. "Impacting our fourth quarter guidance are soft transaction volumes, particularly for our Utell representation service, as well as delays in the roll-out of PegasusCentralTM due to stability issues with our latest release."

Cole continued, "The cost savings from our strategic integration have proved instrumental in preserving our margins and profitability during a difficult period for the travel industry. Due to the challenging environment, we have also focused on controlling discretionary spending. Going into 2004, we expect our post-integration cost structure will allow us to strategically invest in our people, products and customers while maintaining an EBITDA margin in excess of 20 percent."

Davis concluded, "With the travel industry and economy showing incremental signs of improvement, I am confident that the strategic decisions we have made to improve customer satisfaction and expedite the time to market on new services will further expand our market share. With the proceeds from our convertible debt offering, we have the flexibility to take advantage of opportunities to grow our business through prudent acquisitions that complement our existing services and add economic value to our shareholders."

RECONCILIATION  OF  NON-GAAP  FINANCIAL  MEASURES
-------------------------------------------------
Reconciling items between GAAP net income and cash earnings primarily consist of purchase accounting amortization and restructure costs. Schedules that reconcile GAAP amounts to cash earnings, EBITDA and adjusted EBITDA are included with this release, as well as the presentation accompanying the company's conference call Webcast.

In addition to the types of reconciling items included in the attached tables, fourth quarter GAAP net income will include the cumulative effect of adopting Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). The FASB has postponed the effective date, and it will be effective for Pegasus on December 31, 2003. You can find more information on how FIN 46 will affect Pegasus in the company's Form 10-Q, which was filed with the Securities and Exchange Commission on August 14, 2003.

Conference  Call
----------------
Pegasus will host a conference call today at 5:00 p.m. Eastern Time and will simultaneously broadcast it live over the Internet. To access the Webcast, go to www.pegs.com and click on "Investor." The online archive of the Webcast will be available two hours after the call for 30 days.

COMPANY  INFORMATION
--------------------

Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a leading global provider of hotel reservations-related services and technology. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 48,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's Utell representation service is used by nearly 4,400 member hotels in over 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 18 offices in 11 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial projections, estimated transaction volumes and expected average daily room rates, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services and timing of sales, general economic conditions including a slowdown in technology spending by the company's current and prospective customers, failure to maintain successful relationships with and to establish new relationships with customers, the success of the company's international operations, the level of product and price competition from existing and new competitors, changes in the company's level of operating expenses and its ability to control costs, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2002 Annual Report on Form 10-K.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call Webcast. To access the Webcast go to www.pegs.com and click on "Investor."

Management believes that presentation of non-GAAP financial measures such as cash earnings per share, EBITDA and adjusted EBITDA is useful because it allows investors and management to evaluate and compare the company's core cash-based operating results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP. In addition, Pegasus' calculation of cash earning per share, EBITDA and adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. Schedules that reconcile cash earnings per share, EBITDA and adjusted EBITDA to the most directly comparable GAAP amounts are included with this release and the presentation accompanying the company's conference call Webcast.


                                      # # #


                                 PEGASUS SOLUTIONS, INC.
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                       (UNAUDITED)


                                               Three Months Ended     Nine Months Ended
                                                  September 30,         September 30,
                                                   -------------        -------------

                                                  2003      2002      2003       2002
                                                --------  --------  ---------  ---------
Revenues:
  Service revenues                              $42,868   $46,614   $121,362   $138,105
  Customer reimbursements                         2,892     2,556      8,242      8,401
                                                --------  --------  ---------  ---------
  Total revenues                                 45,760    49,170    129,604    146,506
                                                --------  --------  ---------  ---------

Costs of services:
  Cost of services                               21,141    21,810     64,283     68,777
  Customer reimbursements                         2,892     2,556      8,242      8,401
                                                --------  --------  ---------  ---------
  Total costs of services                        24,033    24,366     72,525     77,178
                                                --------  --------  ---------  ---------

Research and development                            949     1,215      3,545      4,503
General and administrative expenses               5,543     6,070     17,925     18,676
Marketing and promotion expenses                  3,531     4,316     11,946     13,378
Depreciation and amortization                     5,185    12,058     22,459     36,452
Restructure costs                                    80         -      5,949          -
                                                --------  --------  ---------  ---------
Operating income (loss)                           6,439     1,145     (4,745)    (3,681)

Other income (expense):
  Interest income (expense), net                   (254)      360        346        917
  Other                                             240      (139)       270       (405)
                                                --------  --------  ---------  ---------
Income (loss) before income taxes                 6,425     1,366     (4,129)    (3,169)

Income tax benefit (expense)                     (2,578)     (694)     1,682      1,124
                                                --------  --------  ---------  ---------

Net income (loss)                               $ 3,847   $   672   $ (2,447)  $ (2,045)
                                                ========  ========  =========  =========

Basic and diluted net income (loss) per share   $  0.15   $  0.03   $  (0.10)  $  (0.08)
                                                ========  ========  =========  =========

Weighted average shares outstanding:
  Basic                                          24,986    24,880     24,803     24,817
                                                ========  ========  =========  =========
  Diluted                                        25,711    25,642     24,803     24,817
                                                ========  ========  =========  =========



                                      PEGASUS SOLUTIONS, INC.
                                  RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                            (UNAUDITED)


                                                          Three Months Ended
                                                          September 30, 2003
                                                          ------------------
                                                            Cash Earnings

                                              As Reported    Adjustments    Cash Earnings
                                             -------------  -------------  ---------------
Revenues:
  Service revenues                           $     42,868   $          -   $       42,868
  Customer reimbursements                           2,892              -            2,892
                                             -------------  -------------  ---------------
  Total revenues                                   45,760              -           45,760
                                             -------------  -------------  ---------------

Costs of services:
  Cost of services                                 21,141              -           21,141
  Customer reimbursements                           2,892              -            2,892
                                             -------------  -------------  ---------------
  Total costs of services                          24,033              -           24,033
                                             -------------  -------------  ---------------

Research and development                              949              -              949
General and administrative expenses                 5,543              -            5,543
Marketing and promotion expenses                    3,531              -            3,531
Depreciation and amortization (1)                   5,185           (810)           4,375
Restructure costs (2)                                  80            (80)               -
                                             -------------  -------------          -------
Operating income                                    6,439            890            7,329

Other income (expense):
  Interest income (expense), net                     (254)             -             (254)
  Other                                               240              -              240
                                             -------------  -------------  ---------------
Income before income taxes                          6,425            890            7,315

Income tax expense (3)                             (2,578)          (202)          (2,780)
                                             -------------  -------------          -------

Net income                                   $      3,847   $        688   $        4,535
                                             =============  =============  ===============

Diluted net income per share                 $       0.15   $       0.03   $         0.18
                                             =============  =============  ===============

Diluted weighted average shares outstanding        25,711              -           25,711
                                             =============  =============  ===============


     Notes:
     ------
     (1)     To  adjust  for  amortization  of  purchased  identifiable  intangible  assets.
     (2)     To  adjust  for  non-recurring  restructure  costs  related to the company's strategic integration.
     (3)     To  adjust  income  tax  expense (benefit) for assumed 38% tax rate for cash earnings.


                                      PEGASUS SOLUTIONS, INC.
                                  RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                            (UNAUDITED)


                                                        Three Months Ended
                                                        September 30, 2002
                                                        ------------------
                                                           Cash Earnings

                                              As Reported    Adjustments    Cash Earnings
                                             -------------  -------------  ---------------
Revenues:
  Service revenues                           $     46,614   $          -   $       46,614
  Customer reimbursements                           2,556              -            2,556
                                             -------------  -------------  ---------------
  Total revenues                                   49,170              -           49,170
                                             -------------  -------------  ---------------

Costs of services:
  Cost of services                                 21,810              -           21,810
  Customer reimbursements                           2,556              -            2,556
                                             -------------  -------------  ---------------
  Total costs of services                          24,366              -           24,366
                                             -------------  -------------  ---------------

Research and development                            1,215              -            1,215
General and administrative expenses                 6,070              -            6,070
Marketing and promotion expenses                    4,316              -            4,316
Depreciation and amortization (1)                  12,058         (7,803)           4,255
                                             -------------  -------------          -------
Operating income                                    1,145          7,803            8,948

Other income (expense):
  Interest income, net                                360              -              360
  Other                                              (139)             -             (139)
                                             -------------  -------------  ---------------
Income before income taxes                          1,366          7,803            9,169

Income tax expense (2)                               (694)        (2,790)          (3,484)
                                             -------------  -------------          -------

Net income                                   $        672   $      5,013   $        5,685
                                             =============  =============  ===============

Diluted net income per share                 $       0.03   $       0.19   $         0.22
                                             =============  =============  ===============

Diluted weighted average shares outstanding        25,642              -           25,642
                                             =============  =============  ===============


     Notes:
     ------
     (1)     To  adjust  for amortization  of  purchased identifiable  intangible  assets.
     (2)     To  adjust  income  tax  expense (benefit) for assumed 38% tax rate for cash earnings.


                                       PEGASUS SOLUTIONS, INC.
                                   RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)


                                                          Three Months Ended
                                                             June 30, 2003
                                                             -------------
                                                             Cash Earnings

                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues                            $     40,104   $          -   $       40,104
  Customer reimbursements                            2,827              -            2,827
                                              -------------  -------------  ---------------
  Total revenues                                    42,931              -           42,931
                                              -------------  -------------  ---------------

Costs of services:
  Cost of services                                  21,652              -           21,652
  Customer reimbursements                            2,827              -            2,827
                                              -------------  -------------  ---------------
  Total costs of services                           24,479              -           24,479
                                              -------------  -------------  ---------------

Research and development                             1,083              -            1,083
General and administrative expenses                  6,247              -            6,247
Marketing and promotion expenses                     4,177              -            4,177
Depreciation and amortization (1)                    5,156           (811)           4,345
Restructure costs (2)                                2,676         (2,676)               -
                                              -------------  -------------          -------
Operating income (loss)                               (887)         3,487            2,600

Other income (expense):
  Interest income (expense), net                       220              -              220
  Other                                                 64              -               64
                                              -------------  -------------  ---------------
Income (loss) before income taxes                     (603)         3,487            2,884

Income tax benefit (expense) (3)                       586         (1,682)          (1,096)
                                              -------------  -------------          -------

Net income (loss)                             $        (17)  $      1,805   $        1,788
                                              =============  =============  ===============

Diluted net income (loss) per share           $      (0.00)  $       0.07   $         0.07
                                              =============  =============  ===============

Diluted weighted average shares outstanding         24,768            604           25,372
                                              =============  =============  ===============


     Notes:
     ------
     (1)     To  adjust  for  amortization  of purchased  identifiable intangible  assets.
     (2)     To  adjust  for  non-recurring  restructure  costs  related  to the company's strategic  integration.
     (3)     To  adjust  income  tax  expense  (benefit) for assumed 38% tax rate for cash earnings.


                                          PEGASUS SOLUTIONS, INC.
                                     RECONCILIATION OF ADJUSTED EBITDA
                                               (IN THOUSANDS)
                                                (UNAUDITED)


                                                       Three Months Ended
                                                       ------------------

                                       September 30, 2003    September 30, 2002    June 30, 2003
                                      --------------------  --------------------  ---------------
Total revenues                        $            45,760   $            49,170   $       42,931
                                      ====================  ====================  ===============

Operating income (loss)                             6,439                 1,145             (887)
Add:  depreciation and amortization                 5,185                12,058            5,156
                                      --------------------  --------------------  ---------------

EBITDA                                $            11,624   $            13,203   $        4,269
                                      ====================  ====================  ===============

EBITDA margin                                          25%                   27%              10%

Adjustments:
  Restructure costs                                    80                     -            2,676
  Other non-recurring items (1)                       170                     -              358
                                      --------------------       --------------          -------

Adjusted EBITDA                       $            11,874   $            13,203   $        7,303
                                      ====================  ====================  ===============

Adjusted EBITDA margin                                 26%                   27%              17%


      (1)     Amount  includes  transition-related  activities  resulting  from  the  company's strategic integration.  These costs cannot  be  classified  as  restructure  costs because they provide some future benefit to ongoing  operations.


                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                             SEPTEMBER 30,  DECEMBER 31,

                                                  2003           2002
                                                ---------   ---------
ASSETS

Cash and cash equivalents                       $ 89,514    $ 19,893
Short-term investments                             5,071       4,033
Accounts receivable, net                          23,622      25,886
Other current assets                               9,028       8,368
                                                ---------   ---------
  Total current assets                           127,235      58,180

Goodwill, net                                    139,533     139,533
Intangible assets, net                             1,206       6,013
Property and equipment, net                       70,727      71,442
Other noncurrent assets                           24,322      12,927
                                                ---------   ---------
    Total assets                                $363,023    $288,095
                                                =========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 21,327    $ 26,574
Unearned income                                    9,243       7,812
Other current liabilities                          7,035       6,799
                                                ---------   ---------
  Total current liabilities                       37,605      41,185

Noncurrent uncleared commission checks             5,389       4,641
Other noncurrent liabilities                      18,570      16,379
Convertible debt                                  75,000           -

Commitments and contingencies

Stockholders' equity:
  Common stock                                       250         247
  Additional paid-in capital                     290,107     287,676
  Unearned compensation                                -        (571)
  Accumulated other comprehensive loss            (1,694)     (1,705)
  Accumulated deficit                            (62,204)    (59,757)
                                                ---------   ---------
    Total stockholders' equity                   226,459     225,890
                                                ---------   ---------
    Total liabilities and stockholders' equity  $363,023    $288,095
                                                =========   =========


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